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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Current Report on Form 8-K and to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-33779 and 333-43333) and on Form S-8 (file Nos. 33-38249, 33-26970 and 333-03975) of Tyco
International Ltd. of our report dated January 31, 1997 on our audits of the Consolidated Financial Statements of Keystone International, Inc. and subsidiaries as of December 31, 1996 and for each of the two years in the period then ended, which financial statements are not included herein. It also should be noted that we have not audited any financial statements of Keystone International, Inc. and subsidiaries subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.





                                        ARTHUR ANDERSEN LLP





April 21, 1998
Houston, Texas